Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Belvedere Resources Corporation

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated April 20, 2007, relating to the consolidated financial statements of Belvedere Resources Corporation as of December 31, 2006, and for the periods from September 27, 2006 (inception) to December 31, 2006. We also consent to the reference to our firm under the caption "Experts".

MALONE & BAILEY, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

June 11, 2007

www.malone-bailey.com | 2925 Briarpark Drive, Suite 930 | Houston, TX 77042 | o. 713.343.4200 | f. 713.266.1815 |